Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES THIRD QUARTER 2017 OPERATING RESULTS

October 30, 2017 - FHLBank Topeka (FHLBank) announces its third quarter 2017 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $49.5 million for the three months ended September 30, 2017 compared to $48.2 million for the three months ended September 30, 2016. For the nine months ended September 30, 2017, FHLBank is reporting net income of $148.8 million compared to $120.4 million in the prior year period. Other operating highlights from the third quarter of 2017 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission (SEC) on or about November 9, 2017.

Operating Highlights

•
Net income increased $1.3 million, or 2.7 percent, for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016 and increased $28.4 million, or 23.6 percent for the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016;

•
Net interest income, FHLBank's largest source of income, increased $5.8 million, or 9.2 percent, for the quarter ended September 30, 2017 and $8.7 million, or 4.5 percent, for the nine months ended September 30, 2017, compared to the prior year periods. The increase was driven by growth in advances and investments, combined with a reduction in long-term debt costs as a result of the decline in rates during the last half of 2016;

•	The average balance of advances increased $2.4 billion, or 8.1 percent, from the quarter ended September 30, 2016 to the quarter ended September 30, 2017;

•	Total assets increased $4.1 billion, or 9.2 percent, from December 31, 2016 to September 30, 2017 from continued growth in advances;

•
FHLBank's mortgage loan portfolio reached $7.1 billion during the quarter ended September 30, 2017, with recent growth attributed to recruitment of high-production participating financial institutions (PFIs) and program enhancements that provide PFIs with additional funding opportunities;

•
Return on average equity (ROE) was 8.00 percent and 8.37 percent for the three and nine months ended September 30, 2017, respectively, compared to 8.69 percent and 7.43 percent for the three and nine months ended September 30, 2016, respectively; and

•
During the third quarter of 2017, FHLBank increased the dividend paid on the average outstanding shares of Class A Common Stock to 1.25 percent from 1.00 percent. FHLBank maintained the dividend paid on the average outstanding shares of Class B Common Stock at 6.50 percent.

GAAP Income
The $1.3 million increase in net income for the three months ended September 30, 2017 compared to the prior year period was driven by the $5.8 million increase in net interest income, partially offset by fair value fluctuations on derivatives and hedging activities and trading securities and an increase in operating expenses due to software implementations, the hiring of additional employees, and an increase in the base salaries of existing employees. The $28.4 million increase in net income for the nine months ended September 30, 2017 was largely a result of fair value fluctuations on derivatives and hedging activities and trading securities compared to the prior year period. The difference between swap spreads and mortgage spreads improved during the first half of 2017 compared to the prior year period, which contributed to the majority of the net increase in fair value on derivatives and trading securities of $27.0 million for the nine months ended September 30, 2017. These spreads had deteriorated during the first half of 2016 but improved significantly during the third quarter of 2016, and the net gains recognized on derivatives and hedging activities and trading securities in the third quarter of 2016 exceeded those recognized for the third quarter of 2017 by $2.7 million.

The increase in net interest income for the three and nine months ended September 30, 2017 when compared to the same periods in 2016 was the result of continued growth in advances, replacement of matured and called consolidated obligations at a lower cost during the last half of 2016, which partially offset the increase in the cost of debt resulting from the increase in market interest rates in 2017, and an increase in leverage that was allocated to money market investments. Despite the increase in net interest income, net interest margin remained the same or decreased slightly for the three- and nine-month periods primarily due to increases in the average rate on borrowings between both the three- and nine-month periods, which was largely offset by increases in the average yield on interest-earning assets between periods.The increase in net income resulted in an increase in ROE for the nine months ended September 30, 2017 compared to the same period in the prior year, despite the increase in average capital. ROE decreased for the quarter ended September 30, 2017, due to the increase in average capital and the relatively small increase in net income.

Adjusted Income, Adjusted Net Interest Margin, and Adjusted Return on Equity
FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $10.8 million and $25.2 million for the three and nine months ended September 30, 2017, respectively, compared to the same periods in the prior year. The increases were due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting, partially offset by the increase in operating expenses, as previously discussed. Adjusted net interest income increased for the three and nine months ended September 30, 2017 compared to the same periods in 2016 due to the replacement of called and maturing debt at a lower cost during the last half of 2016, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, increased by five basis points for the three and nine months ended September 30, 2017. Under GAAP, the net interest amount that converts fixed rate investments that are economically swapped to a variable rate is recorded as part of Net Gain/Loss on Derivatives and Hedging Activities rather than net interest income. For the purpose of calculating adjusted net interest margin, these fixed rate investments are considered to be variable rate investments and the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods. Under GAAP, an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin.

Comparative adjusted income and adjusted net interest income for the three and nine months ended September 30, 2017 and 2016 are calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2017	09/30/2016	09/30/2017	09/30/2016
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$49,514	$48,223	$148,848	$120,399
Affordable Housing Program (AHP) assessments	5,510	5,361	16,554	13,385
Income before AHP assessments	55,024	53,584	165,402	133,784
Derivative (gains) losses[1]	(2,766)	(18,317)	(3,026)	51,350
Trading (gains) losses	(3,319)	3,826	(16,400)	(63,904)
Prepayment fees on terminated advances	(161)	(1,137)	(1,331)	(1,746)
Total excluded items	(6,246)	(15,628)	(20,757)	(14,300)
Adjusted income (a non-GAAP measure)	$48,778	$37,956	$144,645	$119,484
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended		Nine Months Ended
	09/30/2017	09/30/2016	09/30/2017	09/30/2016
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$68,927	$63,140	$200,876	$192,192
Net interest settlements on derivatives not qualifying for hedge accounting	(3,088)	(8,760)	(12,707)	(32,875)
Prepayment fees on terminated advances	(161)	(1,137)	(1,331)	(1,746)
Adjusted net interest income (a non-GAAP measure)	$65,678	$53,243	$186,838	$157,571

Net interest margin, as calculated under GAAP for the period	0.51%	0.51%	0.51%	0.53%
Adjusted net interest margin (a non-GAAP measure)	0.48%	0.43%	0.48%	0.43%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges (derivatives that do not qualify for hedge accounting). Net interest payments or receipts on economic hedges flow through net gain (loss) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are swapped to a variable rate.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE between the comparative periods is mostly a function of increases in adjusted net interest income, despite the increase in average capital as a result of the increase in advances.

Adjusted ROE spread for the three and nine months ended September 30, 2017 and 2016 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2017	09/30/2016	09/30/2017	09/30/2016
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,456,549	$2,206,927	$2,376,455	$2,163,089
ROE, based upon GAAP net income	8.00%	8.69%	8.37%	7.43%
Adjusted ROE, based upon adjusted income	7.88%	6.84%	8.14%	7.38%
Average overnight Federal funds effective rate	1.16%	0.40%	0.94%	0.38%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.72%	6.44%	7.20%	7.00%

Financial Highlights
Attached are highlights of FHLBank’s financial position as of September 30, 2017 and December 31, 2016 and highlights of the results of operations for the three and nine months ended September 30, 2017 and 2016. FHLBank’s Form 10-Q for the quarter ended September 30, 2017 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about November 9, 2017.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2017	12/31/2016
Financial Position
Investments[1]	$13,767,184	$13,609,653
Advances	28,319,226	23,985,835
Mortgage loans held for portfolio, net	7,055,239	6,640,725
Total assets	49,361,189	45,216,749
Deposits	550,627	598,931
Consolidated obligations, net[2]	46,351,163	42,497,676
Total liabilities	47,062,581	43,254,301
Total capital stock	1,467,001	1,226,675
Retained earnings	816,141	735,196
Total capital	2,298,608	1,962,448

Regulatory capital[3]	2,288,581	1,964,541

	Three Months Ended		Nine Months Ended
	09/30/2017	09/30/2016	09/30/2017	09/30/2016
Results of Operations
Interest income	$228,008	$145,477	$595,023	$433,396
Interest expense	159,081	82,337	394,147	241,204
Net interest income before loan loss (reversal) provision	68,927	63,140	200,876	192,192
Provision (reversal) for credit losses on mortgage loans	(171)	329	(196)	(140)
Net gain (loss) on trading securities	3,319	(3,826)	16,400	63,904
Net gain (loss) on derivatives and hedging activities	(322)	9,557	(9,681)	(84,225)
Other income	2,464	2,977	7,775	8,626
Other expenses	19,535	17,935	50,164	46,853
Income before assessments	55,024	53,584	165,402	133,784
AHP assessments	5,510	5,361	16,554	13,385
Net income	49,514	48,223	148,848	120,399

Net interest margin[4]	0.51%	0.51%	0.51%	0.53%
Weighted average dividend rate[5]	5.81%	5.28%	5.76%	5.30%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.